UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 22, 2018
Date of report (Date of earliest event reported)

NEW ULM TELECOM, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, Minnesota 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

     240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

     240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 23, 2018, New Ulm Telecom, Inc. (“New Ulm”) announced that it had entered into a Stock Purchase Agreement dated February 22, 2018 to purchase Scott-Rice Telephone Company (“Scott-Rice”) from Allstream Business U.S., LLC, an affiliate of Zayo Group Holdings, Inc. (“Zayo”) for approximately $42 million in cash. New Ulm intends to finance the acquisition from existing capital resources and proceeds from a credit facility with its principal lender CoBank, ACB.

Scott-Rice provides phone, video and internet services with over 18,000 connections, serving the communities of Prior Lake, Savage, Elko and New Market, Minnesota.

The transaction is subject to customary closing conditions and regulatory approvals, but is not subject to New Ulm shareholder approval. The transaction has been unanimously approved by the Boards of Directors of New Ulm and Zayo. New Ulm expects the transaction to close during the second quarter of 2018.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

Exhibit   99.1  New Ulm Telecom, Inc. Press Release dated February 23, 2018 regarding Stock Purchase Agreement to acquire Scott-Rice Telephone Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Ulm Telecom, Inc.

Date: February 23, 2018	By:	/s/Bill Otis
Bill Otis
President and Chief Executive Officer